EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITOR
We hereby consent to the incorporation by reference in the registration statement on Form N-2 (File No. 333-236415) of Prospect Capital Corporation of our report dated August 1, 2019, relating to the combined consolidated financial statements of National Property REIT Corp. for the years ended December 31, 2018 and 2017, which appear in the Form 10-K of Prospect Capital Corporation for the year ended June 30, 2020.
We also consent to the reference to us under the caption “Independent Accounting Firms” in such registration statement.

/s/ BDO USA, LLP
New York, New York
August 26, 2020